Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Golden Minerals Company of (1) our report dated February 22, 2010, except for Note 2 and Note 27 as to which the date is March 23, 2010, relating to the consolidated balance sheet of Golden Minerals Company at December 31, 2009 and the related statements of operations and comprehensive income (loss), changes in equity (deficit) and cash flows for the 282 day period ended December 31, 2009 and (2) our report dated February 22, 2010 relating to the consolidated balance sheet of Apex Silver Mines Limited at December 31, 2008 and the related combined statements of operations and comprehensive income (loss), changes in equity (deficit) and cash flows for the 83 day period ended March 24, 2009 and each of the two years in the period ended December 31, 2008, both of which appear in Golden Minerals Company’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
July 26, 2010